Exhibit 99.1

Name and Address of Reporting Person:	Thomas H. Lee Advisors, LLC
c/o Thomas H. Lee Partners, L.P.
100 Federal Street, 35th Floor
Boston, MA 02110

Issuer Name and Ticker or Trading Symbol:	Black Knight, Inc. [BKI]

Date of Earliest Transaction Required to be Reported (Month/Day/Year):	February 15, 2018

Footnotes to Form 4

(1) This report is filed by the following Reporting Persons: Thomas H. Lee Advisors, LLC (“THL Advisors”), Thomas H. Lee Equity Fund VI, L.P. (“THL Equity VI”), Thomas H. Lee Parallel Fund VI, L.P. (“Parallel Fund VI”), Thomas H. Lee Parallel (DT) Fund VI, L.P. (“DT Fund VI”), THL Equity Fund VI Investors (BKFS), L.P. (“THL BKFS”), THL Equity Fund VI Investors (BKFS) II, L.P. (“THL BKFS II”), THL Equity Fund VI Investors (BKFS) III, L.P. (“THL BKFS III”), THL Coinvestment Partners, L.P. (“THL Coinvestment”), THL Operating Partners, L.P. (“THL Operating”), THL Equity Fund VI Investors (BKFS-LM), LLC (“THL BKFS-LM”), THL Equity Fund VI Investors (BKFS-NB), LLC (“THL BKFS-NB”), Great-West Investors, L.P. (“Great West”), Putnam Investments Employees’ Securities Company III LLC (“Putnam III”) (collectively with their affiliates, the “THL Funds”); Thomas M. Hagerty; and Gnaneshwar B. Rao. This Form 4 is in two parts and is jointly filed with the Reporting Persons in both parts. See Remarks.

(2) THL Advisors is the general partner of Thomas H. Lee Partners, L.P. (“THL Partners”), which in turn is the sole manager of THL BKFS-LM and THL BKFS-NB and is the general partner of THL Coinvestment and the sole member of THL Equity Advisors VI, LLC (“THL Advisors VI”), which in turn is the general partner of the THL Equity VI, Parallel Fund VI, DT Fund VI, THL Operating, THL BKFS, THL BKFS II, and THL (BKFS) III.  THL Advisors is attorney-in-fact of Great West and Putnam Investments, LLC, which is the managing member of Putnam Investments Holdings, LLC, which in turn is the managing member of Putnam III.  Solely for purposes of Section 16 of the Exchange Act, the THL Funds may be deemed directors by deputization.

(3) Each of the Reporting Persons disclaims beneficial ownership of the securities listed in this report, and this report shall not be deemed an admission that the Reporting Person is the beneficial owner of such securities for the purpose of Section 16 or for any other purpose, except to the extent of such Reporting Person’s pecuniary interest therein.

(4) Represents shares of Common Stock held directly and sold by the following entities: 1,608,176 shares by THL Equity VI; 1,088,971 shares by Parallel Fund VI; 190,221 shares by DT Fund VI; 1,628,572 shares by THL BKFS; 1,020,000 shares by THL BKFS II; 171,428 shares by THL BKFS III; 52,756 shares by THL Coinvestment; 311 shares by THL Operating; 8,368 shares by Great West; and 8,339 shares held by Putnam III, 214,286 shares by THL BKFS-LM, and 8,572 shares by THL BKFS-NB.

(5) Represents shares of Common Stock of the Issuer directly held by the following entities following the transaction: 5,916,636 shares held by THL Equity VI; 4,006,433 shares held by Parallel Fund VI; 699,843 shares held by DT Fund VI; 5,991,672 shares held by THL BKFS; 3,752,679 THL BKFS II; 630,703 shares held by THL BKFS III; 194,098 shares held by THL Coinvestment; 1,141 shares held by THL Operating; 30,786 shares held by Great-West; 30,677 shares held by Putnam III; and 788,379 shares held by THL BKFS-LM; 31,535 shares held by THL BKFS-NB.

(6) Disposition pursuant to Rule 16b-3 in connection with the repurchase transaction contemplated by the Underwriting Agreement, dated as of February 13, 2018, by and among the Issuer, the Reporting Persons and Goldman Sachs & Co. LLC.

(7) Represents shares of Common Stock held directly and disposed by the following entities: 536,059 shares by THL Equity VI; 362,991 shares by Parallel Fund VI; 63,407 shares by DT Fund VI; 542,857 shares by THL BKFS; 340,000 shares by THL BKFS II; 57,143 shares by THL BKFS III; 17,586 shares by THL Coinvestment; 103 shares by THL Operating; 2,789 shares by Great West; 2,779 shares held by Putnam III; 71,429 shares of THL BKFS-LM; and 2,857 shares of THL BKFS-NB.

(8) Represents shares of Common Stock of the Issuer directly held by the following entities following the transaction: 5,380,577 shares by THL Equity VI; 3,643,442 shares by Parallel Fund VI; 636,436 shares by DT Fund VI; 5,448,815 shares by THL BKFS; 3,412,679 shares by THL BKFS II; 573,560 shares by THL BKFS III; 176,512 shares by THL Coinvestment; 1,038 shares by THL Operating; 27,997 shares by Great West; 27,898 shares held by Putnam III; 716,950 shares of THL BKFS-LM; and 28,678 shares of THL BKFS-NB.

(9) Represents 10,445 shares of Common Stock received by Mr. Hagerty and 10,445 shares of Common Stock received by Mr. Rao, in each case, from the Issuer as compensation for their service on the board of directors of the Issuer.  Messrs. Hagerty and Rao are Managing Directors of THL Partners.  Pursuant to the operative agreements for the THL Funds, any securities issued to persons serving as directors of portfolio companies of the THL Funds, such as the Issuer, are to be held for the benefit of the THL Funds.

(10) Represents 36,699 shares held directly by Mr. Hagerty.